SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2007

Driftwood Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-124829	71-1033391
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2007, Driftwood Ventures, Inc. (the “Company” or the “Registrant”) executed an amendment to the loan agreement with Trinad Capital Master Fund, Ltd. (“Trinad”) whereby Trinad agreed to amend that certain letter agreement dated October 24, 2007 (the “Loan Agreement”), to (i) increase the principal amount of the loan (the “Loan”) from $100,000 to up to $250,000 and (ii) the entire outstanding principal amount of the Loan and any accrued interest thereon shall be due and payable by the Company upon, and not prior to, a Next Financing (as defined in the Loan Agreement), which shall be increased to an amount of not less than $500,000. Except as amended, all of the terms and conditions of the Loan Agreement are ratified and confirmed, and remain in full force and effect.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment 1 to Loan Agreement with Trinad Capital Master Fund, Ltd., dated November 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driftwood Ventures, Inc.
(Registrant)

Dated: November 21, 2007	By:	/s/ Charles Bentz
Charles Bentz
Chief Financial Officer